As filed with the Securities and Exchange Commission On August 5, 1997
                                                Registration No. 333-31579
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                              Amendment No 1
                                    to
                                 FORM S-1

                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
      Date of Report (Date of earliest event reported) July 14, 1997.

                       DCI Telecommunications, Inc.
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          (Exact name of registrant as specified in its charter)

   Colorado                     2-96976-D               84-1155-41
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(State or other             (Commission File        (IRS Employer
   jurisdiction of            Number)                 Identification
   incorporation)                                     Number)

                   611 Access Road, Stratford, CT 06497
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                (Address of registrant's executive offices)

    Registrant's telephone number, including area code:  (203) 380-0910

                         ------------------------

                             Joseph J. Murphy
                              President & CEO
                              611 Access Road
                            Stratford, CT 06497
                              (203) 380-0910
         (Name, address, including zip code and telephone number,
                including area code, of agent for service)

                                 Copy to:

                             Anthony M. Macleod
                        Whitman Breed Abbott & Morgan
                            100 Field Point Road
                             Greenwich, CT 06830
                                203-862-2458

Approximate date of proposed sale to the public:  Does not apply.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: __

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a) (1) of this Form, check the following box: __

If this Form is filed to register additional securities in an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: __

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: __

If delivery of the prospectus is expected to made pursuant to Rule 434 please check the following box: __

                     CALCULATION OF REGISTRATION FEE

TITLE OF EACH     AMOUNT TO BE  PROPOSED     PROPOSED      AMOUNT OF
CLASS OF          REGISTERED    MAXIMUM      MAXIMUM       REGISTRATION
SECURITIES                      OFFERING     AGGREGATE     FEE
TO BE                           PRICE        OFFERING
REGISTERED                      PER SHARE(1) PRICE
-------------     ------------  ---------    ----------    -----------
Common Stock,     2,174,865     $1.72        $3,740,768    $1,133
par value $.001
per share

1) Based on the closing ask price for the Common Stock on June 30, 1997 on the OTC Bulletin Board pursuant to Rule 457(c).

                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    DCI Telecommunications, Inc.

                    Joseph J. Murphy
                    ----------------
                    Joseph J.  Murphy
                    President & CEO
                    Date: August 5,1997